Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 23, 2017 with respect to the consolidated financial statements, schedule, and internal control over financial reporting of Carriage Services, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-217234. We consent to the incorporation by reference of the aforementioned reports in this Amendment No. 1 to Registration Statement No. 333-217234.

/s/GRANT THORNTON LLP

Houston, Texas

April 19, 2017